UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2009
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 8, 2009, Vion Pharmaceuticals, Inc. (the “Company”) adopted a new non-equity incentive compensation plan (the “Plan”) covering all its employees, including Alan Kessman, its principal executive officer, Howard B. Johnson, its principal financial officer, and each of Ann Lee Cahill, William Hahne, M.D. and Ivan King, Ph.D., the other persons identified as “named executive officers” in the Company’s compensation disclosures. Under the Plan, each employee is entitled to non-equity incentive compensation for the year ending December 31, 2009, payable in installments as follows: (i) 20% on April 30, 2009, (ii) 20% upon the first to occur of (x) the completion of the Food and Drug Administration (“FDA”)’s Oncology Drug Advisory Committee (ODAC) meeting regarding the Company’s lead anti-cancer product Onrigin™ or (y) September 30, 2009, (iii) 30% upon approval by the FDA of the Company’s New Drug Application (“NDA”) for Onrigin™ and (iv) 30% upon the Company’s first commercial shipment of Onrigin™. There can be no assurance, however, that the NDA for Onrigin™ will ever be approved, or that if approved, the Company would be successful in achieving its first commercial shipment.
     The named executive officers’ non-equity incentive compensation targets for 2009 under the Plan are set forth below:

Non-Equity Incentive
Named Executive Officer	Compensation Target
Alan Kessman	$234,084
Howard B. Johnson	$92,801
Ann Lee Cahill	$84,128
William Hahne, M.D.	$66,950
Ivan King, Ph.D.	$52,446

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: April 14, 2009	By:	/s/ Alan Kessman
		Name:	Alan Kessman
		Title:	Chief Executive Officer and Director